TBPE REGISTERED ENGINEERING FIRM F-1580FAX (713) 651-0849

1100 LOUISIANA    SUITE 4600HOUSTON, TEXAS 77002-5294TELEPHONE (713) 651-9191

EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Ryder Scott Company, L.P. hereby consents to incorporation by reference in the Registration Statements of Chaparral Energy, Inc. (“Chaparral”) on Form S-1 (File No. 333-218579, effective June 22, 2017) and Form S-8 (File No. 333-219976, effective August 15, 2017), as same may be amended from time to time, of the information contained in our report with respect to estimated future reserves and income attributable to certain of Chaparral’s leasehold interests as of December 31, 2016, and the use in Chaparral’s Annual Report on Form 10-K for the year ended December 31, 2017 of the references to our firm, in the context in which they appear.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.

TBPE Firm Registration No. F-1580

Houston, Texas

March 29, 2018

SUITE  800,  350  7TH  STREET, S.W.CALGARY, ALBERTA T2P 3N9TEL (403) 262-2799FAX (403) 262-2790

621  17TH STREET, SUITE 1550DENVER, COLORADO 80293-1501TEL (303) 623-9147FAX (303) 623-4258